Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Mark Bette | 312-444-2301 | Mark_Bette@ntrs.com     MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug_Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $375.1 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.70

Trust, Investment and Other Servicing Fees up 6% YoY	Common Equity Tier 1 Capital 12.0%	Return on Average Common Equity 13.7%

CHICAGO, APRIL 20, 2021 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.70, compared to $1.12 in the fourth quarter of 2020 and $1.55 in the first quarter of 2020. Net income was $375.1 million, compared to $240.9 million in the prior quarter and $360.6 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s asset and fee growth performed well as we continued to navigate through the operational and low interest rate challenges posed by the COVID-19 global pandemic. Revenue was consistent with the prior year, as declines in net interest income and trading related revenue were offset by a 6% increase in trust, investment and other servicing fees, primarily driven by organic growth. In support of our growth, expense increased 5%. Our strong capital base and liquidity position enabled us to support the needs of our clients, and this was demonstrated further during the quarter as we saw continued growth in client activity. The quarter also benefited from an improved outlook in projected economic conditions driving a release of reserves for credit losses, all of which combined to achieve 4% growth in net income and 9% growth in diluted earnings per common share versus last year and a return on average common equity of 13.7%. Performance reflected continued excellent work by Northern Trust employees worldwide to serve the needs of our clients. We continued to focus on enhancing efficiency and investing for future profitable growth.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q1 2021 vs.
($ In Millions except per share data)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Trust, Investment and Other Servicing Fees	$1,063.7	$1,026.1	$1,003.6	4%	6%
Other Noninterest Income	179.6	161.4	176.0	11	2
Net Interest Income (FTE*)	346.7	345.1	416.2	—	(17)
Total Revenue (FTE*)	$1,590.0	$1,532.6	$1,595.8	4%	—%

Noninterest Expense	$1,117.5	$1,151.0	$1,065.6	(3)%	5%
Provision for Credit Losses	(30.0)	(2.5)	61.0	N/M	N/M
Provision for Income Taxes	120.8	132.5	100.5	(9)	20
FTE Adjustment*	6.6	10.7	8.1	(38)	(18)
Net Income	$375.1	$240.9	$360.6	56%	4%

Earnings Allocated to Common and Potential Common Shares	$355.2	$234.7	$326.2	51%	9%
Diluted Earnings per Common Share	$1.70	$1.12	$1.55	51%	9%
Return on Average Common Equity	13.7%	8.8%	13.4%
Return on Average Assets	0.99%	0.67%	1.17%
Average Assets	$153,255.8	$143,262.0	$124,170.5	7%	23%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change March 31, 2021 vs.
($ In Billions)	March 31, 2021*	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$13,876.3	$13,653.1	$10,236.5	2%	36%
Wealth Management	918.8	879.4	640.1	4	44
Total Assets Under Custody/Administration	$14,795.1	$14,532.5	$10,876.6	2%	36%
Assets Under Custody(1)
Corporate & Institutional Services	$10,618.0	$10,387.7	$7,620.8	2%	39%
Wealth Management	916.2	875.1	633.9	5	45
Total Assets Under Custody	$11,534.2	$11,262.8	$8,254.7	2%	40%
Assets Under Management
Corporate & Institutional Services	$1,093.7	$1,057.5	$842.6	3%	30%
Wealth Management	355.4	347.8	276.7	2	28
Total Assets Under Management	$1,449.1	$1,405.3	$1,119.3	3%	29%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q1 2021 vs.
($ In Millions)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$446.0	$419.9	$394.9	6%	13%
Investment Management	115.9	125.1	120.8	(7)	(4)
Securities Lending	18.2	17.6	23.4	4	(22)
Other	40.4	33.5	35.3	21	14
Total C&IS	$620.5	$596.1	$574.4	4%	8%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$164.2	$154.7	$159.4	6%	3%
East	119.0	115.5	111.5	3	7
West	90.8	86.0	87.0	5	4
Global Family Office (GFO)	69.2	73.8	71.3	(6)	(3)
Total Wealth Management	$443.2	$430.0	$429.2	3%	3%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,063.7	$1,026.1	$1,003.6	4%	6%
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total C&IS trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets, new business and favorable currency translation. Custody and fund administration fees increased from the prior-year quarter primarily due to new business, favorable currency translation and higher transaction volumes.
▪Investment management fees decreased sequentially primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets. Investment management fees decreased from the prior-year quarter primarily due to money market mutual fund fee waivers, partially offset by new business and favorable markets.
▪Securities lending fees decreased from the prior-year quarter primarily due to lower spreads.
▪Other fees increased sequentially primarily due to higher fees associated with seasonal benefit payment services in the current quarter.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•The regions (Central, East and West) increased sequentially and from the prior-year quarter due to favorable markets, partially offset by higher money market mutual fund fee waivers.
•GFO decreased sequentially and from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets.

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

OTHER NONINTEREST INCOME
				% Change Q1 2021 vs.
($ In Millions)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Other Noninterest Income
Foreign Exchange Trading Income	$78.7	$68.6	$88.9	15%	(12)%
Treasury Management Fees	11.2	11.4	11.0	(2)	3
Security Commissions and Trading Income	34.8	32.3	41.7	8	(17)
Other Operating Income	54.9	49.6	34.4	11	60
Investment Security Gains (Losses), net	—	(0.5)	—	N/M	N/M
Total Other Noninterest Income	$179.6	$161.4	$176.0	11%	2%
N/M - Not meaningful
Foreign exchange trading income increased sequentially primarily due to higher client volumes. Foreign exchange trading income decreased compared to the prior-year quarter primarily due to lower client volumes and decreased market volatility.
Security commissions and trading income increased sequentially primarily due to higher core brokerage revenue. Security commissions and trading income decreased compared to the prior-year quarter primarily due to lower revenue from interest rate swaps.
Other operating income increased sequentially primarily due to lower expenses for existing swap agreements related to Visa Inc. Class B common shares. Other operating income increased compared to the prior-year quarter primarily due to higher miscellaneous income and a prior-year quarter market value adjustment for a seed capital investment, partially offset by higher expenses for existing swap agreements related to Visa Inc. Class B common shares. The higher miscellaneous income was primarily associated with a market value increase in the supplemental compensation plans, which also resulted in a related increase in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q1 2021 vs.
($ In Millions)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Net Interest Income
Interest Income (FTE*)	$356.5	$363.3	$537.3	(2)%	(34)%
Interest Expense	9.8	18.2	121.1	(46)	(92)
Net Interest Income (FTE*)	$346.7	$345.1	$416.2	—%	(17)%
Average Earning Assets	$140,589	$131,235	$110,611	7%	27%
Net Interest Margin (FTE*)	1.00%	1.05%	1.51%
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Net interest income on an FTE basis increased slightly sequentially primarily due to higher average earning assets, partially offset by a lower net interest margin. Net interest income on an FTE basis decreased from the prior-year quarter primarily due to a lower net interest margin, partially offset by higher average earning assets.
The net interest margin on an FTE basis decreased sequentially primarily due to a balance sheet mix shift and lower interest rates. The net interest margin on an FTE basis decreased from the prior-year quarter primarily due to lower interest rates and a balance sheet mix shift.
Average earning assets increased sequentially primarily due to higher levels of short-term interest-bearing deposits with banks. Funding of the balance sheet reflected higher levels of client deposits. Average earning assets increased from the prior-year quarter primarily due to higher levels of short-term interest-bearing deposits with banks, securities, and loans. Funding of the balance sheet reflected higher levels of client deposits.

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change March 31, 2021 vs.
($ In Millions)	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$259.9	$267.9	$124.4	(3)%	109%
Cumulative Effect Adjustment	—	—	13.7	—	(100)
Provision for Credit Losses	(30.0)	(2.5)	61.0	N/M	N/M
Net Recoveries (Charge-Offs)	0.9	(5.5)	(0.7)	N/M	N/M
Ending Allowance for Credit Losses	$230.8	$259.9	$198.4	(11)%	16%
Allowance assigned to:
Loans and Leases	$165.4	$190.7	$147.2	(13)%	12%
Undrawn Loan Commitments and Standby Letters of Credit	55.1	61.1	40.4	(10)	37
Debt Securities and Other Financial Assets	10.3	8.1	10.8	28	(4)
Ending Allowance for Credit Losses	$230.8	$259.9	$198.4	(11)%	16%
N/M - Not meaningful
Q1 2021
The release of credit reserves in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, which relates to pooled financial assets sharing similar risk characteristics. The decrease in the collective basis reserve was driven by continued improvement in projected economic conditions and portfolio credit quality relative to the prior quarter, with decreases primarily in the commercial and institutional, commercial real estate, and private client portfolios.
Q4 2020
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis, partially offset by net charge-offs. The decrease in the collective basis reserve was driven by improved projected economic conditions relative to the third quarter of 2020, with decreases primarily in the private client, residential real estate, and commercial real estate portfolios, partially offset by an increase in the commercial and institutional portfolio.
Q1 2020
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by the current and projected economic conditions at the time resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with the largest increase in the commercial and institutional and commercial real estate portfolios. In addition, a $13.7 million increase in the allowance for credit losses, with a corresponding cumulative effect adjustment to decrease retained earnings of $10.1 million, net of income taxes, was recorded on January 1, 2020 upon adoption of Accounting Standards Update (ASU) No. 2016-13, “Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments.”

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

NONINTEREST EXPENSE
				% Change Q1 2021 vs.
($ In Millions)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Noninterest Expense
Compensation	$518.5	$525.3	$499.8	(1)%	4%
Employee Benefits	103.4	101.9	97.9	1	6
Outside Services	196.4	208.1	192.8	(6)	2
Equipment and Software	176.7	176.4	162.2	—	9
Occupancy	50.8	67.2	51.1	(24)	(1)
Other Operating Expense	71.7	72.1	61.8	(1)	16
Total Noninterest Expense	$1,117.5	$1,151.0	$1,065.6	(3)%	5%
End of Period Full-Time Equivalent Staff	20,600	20,900	20,000	(1)%	3%
Compensation expense decreased sequentially primarily due to $52.5 million of severance-related charges recorded in the prior quarter, partially offset by higher equity- and cash-based incentives. Compensation expense increased compared to the prior-year quarter primarily reflecting higher salary expense and cash-based incentives, partially offset by lower equity incentives.
Employee benefits expense increased sequentially primarily due to higher payroll taxes related to cash-based incentives, partially offset by lower medical costs. Employee benefits expense increased compared to the prior-year quarter primarily reflecting higher retirement plan expenses, medical costs and payroll taxes.
Outside services expense decreased sequentially primarily due to lower legal, consulting and technical services costs. Outside services expense increased compared to the prior-year quarter primarily due to higher sub-custodian expenses.
Equipment and software expense increased compared to the prior-year quarter primarily reflecting higher software support costs and amortization.
Occupancy expense decreased sequentially primarily due to a prior-quarter early lease exit arising from a workplace real estate strategy and lower building operating costs.
Other operating expense increased compared to the prior-year quarter primarily due to higher supplemental compensation plan expense and other miscellaneous expense, partially offset by lower business promotion and staff-related expense. The higher supplemental compensation plan expense resulted in a related increase in miscellaneous income reported in noninterest income.

PROVISION FOR INCOME TAX
				% Change Q1 2021 vs.
($ In Millions)	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Net Income
Income before Income Taxes	$495.9	$373.4	$461.1	33%	8%
Provision for Income Taxes	120.8	132.5	100.5	(9)	20
Net Income	$375.1	$240.9	$360.6	56%	4%
Effective Tax Rate	24.4%	35.5%	21.8%	(1,110) bps	260 bps
The effective tax rate decreased sequentially primarily due to $26.8 million of prior-quarter tax expense related to the reversal of tax benefits previously recognized through earnings and lower taxes payable on the income of the Corporation’s non-U.S. branches. The effective tax rate increased compared to the prior-year quarter primarily due to lower tax benefits related to share-based compensation.

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $286.6 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $16.2 million to preferred stockholders and cash dividends totaling $151.0 million to common stockholders. During the current quarter, the Corporation repurchased 1,399,673 shares of common stock, including 365,697 shares withheld related to share-based compensation, at a total cost of $135.6 million ($96.91 average price per share).

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2021, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2021*		December 31, 2020		March 31, 2020
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.0%	12.8%	12.8%	13.4%	11.7%	12.9%	N/A	4.5%
Tier 1 Capital	13.0	14.0	13.9	14.5	12.8	14.1	6.0	6.0
Total Capital	14.5	15.2	15.6	15.9	14.5	15.7	10.0	8.0
Tier 1 Leverage	6.9	6.9	7.6	7.6	8.1	8.1	N/A	4.0
Supplementary Leverage	N/A	8.1	N/A	8.6	N/A	7.2	N/A	3.0

	March 31, 2021*		December 31, 2020		March 31, 2020
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.1%	13.2%	13.0%	13.8%	12.0%	13.5%	6.5%	4.5%
Tier 1 Capital	12.1	13.2	13.0	13.8	12.0	13.5	8.0	6.0
Total Capital	13.4	14.3	14.5	15.0	13.6	14.9	10.0	8.0
Tier 1 Leverage	6.4	6.4	7.0	7.0	7.6	7.6	5.0	4.0
Supplementary Leverage	N/A	7.4	N/A	7.7	N/A	6.8	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2021	2020
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$349.9	$352.6	$355.4	$406.3	$529.2
Add: FTE Adjustment	6.6	10.7	7.9	7.7	8.1
Interest Income (FTE) - Non-GAAP	$356.5	$363.3	$363.3	$414.0	$537.3

Net Interest Income - GAAP	$340.1	$334.4	$328.6	$372.1	$408.1
Add: FTE Adjustment	6.6	10.7	7.9	7.7	8.1
Net Interest Income (FTE) - Non-GAAP	$346.7	$345.1	$336.5	$379.8	$416.2

Net Interest Margin - GAAP	0.98%	1.01%	1.01%	1.20%	1.48%
Net Interest Margin (FTE) - Non-GAAP	1.00%	1.05%	1.03%	1.22%	1.51%

Total Revenue
Total Revenue - GAAP	$1,583.4	$1,521.9	$1,485.1	$1,506.1	$1,587.7
Add: FTE Adjustment	6.6	10.7	7.9	7.7	8.1
Total Revenue (FTE) - Non-GAAP	$1,590.0	$1,532.6	$1,493.0	$1,513.8	$1,595.8

NORTHERN TRUST CORPORATION FIRST QUARTER 2021 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s first quarter earnings conference call will be webcast on April 20, 2021.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 12:00 p.m. CT on April 20, 2021, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 22 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2021, Northern Trust had assets under custody/administration of US $14.8 trillion, and assets under management of US $1.4 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q1 2021 vs.
	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,063.7	$1,026.1	$1,003.6	4%	6%
Foreign Exchange Trading Income	78.7	68.6	88.9	15	(12)
Treasury Management Fees	11.2	11.4	11.0	(2)	3
Security Commissions and Trading Income	34.8	32.3	41.7	8	(17)
Other Operating Income	54.9	49.6	34.4	11	60
Investment Security Gains (Losses), net	—	(0.5)	—	N/M	N/M
Total Noninterest Income	1,243.3	1,187.5	1,179.6	5	5

Net Interest Income
Interest Income	349.9	352.6	529.2	(1)	(34)
Interest Expense	9.8	18.2	121.1	(46)	(92)
Net Interest Income	340.1	334.4	408.1	2	(17)

Total Revenue	1,583.4	1,521.9	1,587.7	4	—

Provision for Credit Losses	(30.0)	(2.5)	61.0	N/M	N/M

Noninterest Expense
Compensation	518.5	525.3	499.8	(1)	4
Employee Benefits	103.4	101.9	97.9	1	6
Outside Services	196.4	208.1	192.8	(6)	2
Equipment and Software	176.7	176.4	162.2	—	9
Occupancy	50.8	67.2	51.1	(24)	(1)
Other Operating Expense	71.7	72.1	61.8	(1)	16
Total Noninterest Expense	1,117.5	1,151.0	1,065.6	(3)	5

Income before Income Taxes	495.9	373.4	461.1	33	8
Provision for Income Taxes	120.8	132.5	100.5	(9)	20
NET INCOME	$375.1	$240.9	$360.6	56%	4%
Preferred Stock Dividends(2)	16.2	4.7	30.5	N/M	(47)
NET INCOME APPLICABLE TO COMMON STOCK	$358.9	$236.2	$330.1	52%	9%
Earnings Allocated to Participating Securities	3.7	1.5	3.9	142	(7)
Earnings Allocated to Common and Potential Common Shares	$355.2	$234.7	$326.2	51%	9%

Per Common Share
Net Income
Basic	$1.71	$1.13	$1.56	51%	9%
Diluted	1.70	1.12	1.55	51	9

Average Common Equity	$10,652.5	$10,648.2	$9,897.9	—%	8%
Return on Average Common Equity	13.7%	8.8%	13.4%
Return on Average Assets	0.99%	0.67%	1.17%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	208,113	208,225	208,881
Diluted	208,946	208,962	209,817
Common Shares Outstanding (EOP) (000s)	208,140	208,289	208,052
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2) Dividends on Preferred Stock in the first quarter of 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				March 31, 2021 vs.
	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$46,850.8	$55,443.1	$44,636.6	(15)%	5%
Interest-Bearing Due from and Deposits with Banks(3)	7,349.9	6,654.8	8,282.8	10	(11)
Federal Funds Sold	0.1	—	—	N/M	N/M
Securities Purchased under Agreements to Resell	1,109.3	1,596.5	998.2	(31)	11
Securities
U.S. Government	2,757.5	2,889.9	4,688.9	(5)	(41)
Obligations of States and Political Subdivisions	3,280.7	3,085.7	1,783.1	6	84
Government Sponsored Agency	24,704.3	24,959.6	23,873.9	(1)	3
Other(4)	30,639.7	30,142.3	23,221.5	2	32
Total Securities	61,382.2	61,077.5	53,567.4	—	15
Loans and Leases	34,344.3	33,759.7	37,837.7	2	(9)
Total Earning Assets	151,036.6	158,531.6	145,322.7	(5)	4
Allowance for Credit Losses	(175.7)	(198.8)	(157.8)	(12)	11
Cash and Due from Banks and Other Central Bank Deposits(5)	2,447.9	2,177.8	2,954.2	12	(17)
Buildings and Equipment	496.7	514.9	490.2	(4)	1
Client Security Settlement Receivables	1,970.2	1,160.2	2,116.9	70	(7)
Goodwill	704.0	707.2	689.3	—	2
Other Assets	7,444.4	7,111.0	10,293.7	5	(28)
Total Assets	$163,924.1	$170,003.9	$161,709.2	(4)%	1%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,322.9	$28,631.8	$27,241.0	(5)%	—%
Savings Certificates and Other Time	909.7	937.1	918.7	(3)	(1)
Non-U.S. Offices - Interest-Bearing	63,746.5	71,198.4	69,779.1	(10)	(9)
Total Interest-Bearing Deposits	91,979.1	100,767.3	97,938.8	(9)	(6)
Federal Funds Purchased	0.2	260.2	4,370.6	(100)	(100)
Securities Sold under Agreements to Repurchase	95.6	39.8	34.1	140	180
Other Borrowings	5,428.4	4,011.5	5,955.9	35	(9)
Senior Notes	2,991.2	3,122.4	2,668.5	(4)	12
Long-Term Debt	1,165.9	1,189.3	1,196.0	(2)	(3)
Floating Rate Capital Debt	277.8	277.8	277.7	—	—
Total Interest-Related Funds	101,938.2	109,668.3	112,441.6	(7)	(9)
Demand and Other Noninterest-Bearing Deposits	45,478.3	43,110.7	33,552.4	5	36
Other Liabilities	5,049.7	5,536.6	4,835.5	(9)	4
Total Liabilities	152,466.2	158,315.6	150,829.5	(4)	1
Common Equity	10,573.0	10,803.4	9,994.8	(2)	6
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,457.9	11,688.3	10,879.7	(2)	5
Total Liabilities and Stockholders’ Equity	$163,924.1	$170,003.9	$161,709.2	(4)%	1%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q1 2021 vs.
	Q1 2021	Q4 2020	Q1 2020	Q4 2020	Q1 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$37,140.3	$29,896.2	$19,826.2	24%	87%
Interest-Bearing Due from and Deposits with Banks(3)	6,464.3	5,449.0	5,838.1	19	11
Federal Funds Sold	0.3	0.6	5.9	(49)	(95)
Securities Purchased under Agreements to Resell	1,551.2	1,565.8	661.7	(1)	134
Securities
U.S. Government	2,876.9	3,630.8	4,639.2	(21)	(38)
Obligations of States and Political Subdivisions	3,199.1	2,890.6	1,723.4	11	86
Government Sponsored Agency	24,845.9	25,076.9	23,365.9	(1)	6
Other(4)	30,309.5	29,629.1	22,234.7	2	36
Total Securities	61,231.4	61,227.4	51,963.2	—	18
Loans and Leases	34,201.1	33,096.1	32,316.2	3	6
Total Earning Assets	140,588.6	131,235.1	110,611.3	7	27
Allowance for Credit Losses	(198.7)	(222.7)	(109.9)	(11)	81
Cash and Due from Banks and Other Central Bank Deposits(5)	2,614.5	2,434.5	2,723.0	7	(4)
Buildings and Equipment	509.0	516.5	501.4	(1)	2
Client Security Settlement Receivables	1,668.7	1,447.6	1,531.0	15	9
Goodwill	706.6	701.6	692.6	1	2
Other Assets	7,367.1	7,149.4	8,221.1	3	(10)
Total Assets	$153,255.8	$143,262.0	$124,170.5	7%	23%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$26,735.9	$24,984.3	$20,251.2	7%	32%
Savings Certificates and Other Time	923.6	1,198.3	959.8	(23)	(4)
Non-U.S. Offices - Interest-Bearing	68,305.6	61,943.6	54,543.3	10	25
Total Interest-Bearing Deposits	95,965.1	88,126.2	75,754.3	9	27
Federal Funds Purchased	405.8	562.7	1,916.5	(28)	(79)
Securities Sold under Agreements to Repurchase	89.8	183.6	334.3	(51)	(73)
Other Borrowings	4,681.4	5,984.4	7,450.6	(22)	(37)
Senior Notes	3,057.8	3,315.4	2,615.1	(8)	17
Long-Term Debt	1,178.7	1,190.9	1,168.7	(1)	1
Floating Rate Capital Debt	277.8	277.8	277.7	—	—
Total Interest-Related Funds	105,656.4	99,641.0	89,517.2	6	18
Demand and Other Noninterest-Bearing Deposits	30,451.3	26,997.5	19,331.5	13	58
Other Liabilities	5,610.7	5,090.4	4,534.8	10	24
Total Liabilities	141,718.4	131,728.9	113,383.5	8	25
Common Equity	10,652.5	10,648.2	9,897.9	—	8
Preferred Equity	884.9	884.9	889.1	—	—
Total Equity	11,537.4	11,533.1	10,787.0	—	7
Total Liabilities and Stockholders’ Equity	$153,255.8	$143,262.0	$124,170.5	7%	23%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2021		2020
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,063.7		$1,026.1		$1,003.8		$961.5		$1,003.6
Other Noninterest Income	179.6		161.4		152.7		172.5		176.0
Net Interest Income	340.1		334.4		328.6		372.1		408.1
Total Revenue	1,583.4		1,521.9		1,485.1		1,506.1		1,587.7
Provision for Credit Losses	(30.0)		(2.5)		0.5		66.0		61.0
Noninterest Expense	1,117.5		1,151.0		1,094.7		1,036.9		1,065.6
Income before Income Taxes	495.9		373.4		389.9		403.2		461.1
Provision for Income Taxes	120.8		132.5		95.4		89.9		100.5
Net Income	$375.1		$240.9		$294.5		$313.3		$360.6

Per Common Share
Net Income - Basic	$1.71		$1.13		$1.32		$1.47		$1.56
- Diluted	1.70		1.12		1.32		1.46		1.55
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	50.80		51.87		51.38		50.45		48.04
Market Value (EOP)	105.11		93.14		77.97		79.34		75.46

Financial Ratios
Return on Average Common Equity	13.7%		8.8%		10.5%		12.2%		13.4%
Return on Average Assets	0.99		0.67		0.83		0.91		1.17
Net Interest Margin (GAAP)	0.98		1.01		1.01		1.20		1.48
Net Interest Margin (FTE*)	1.00		1.05		1.03		1.22		1.51

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$13,876.3		$13,653.1		$12,263.2		$11,347.1		$10,236.5
Wealth Management	918.8		879.4		814.4		751.2		640.1
Total Assets Under Custody / Administration	$14,795.1		$14,532.5		$13,077.6		$12,098.3		$10,876.6

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$10,618.0		$10,387.7		$9,312.2		$8,542.7		$7,620.8
Wealth Management	916.2		875.1		810.4		747.9		633.9
Total Assets Under Custody	$11,534.2		$11,262.8		$10,122.6		$9,290.6		$8,254.7

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$1,093.7		$1,057.5		$993.2		$954.0		$842.6
Wealth Management	355.4		347.8		318.5		303.8		276.7
Total Assets Under Management	$1,449.1		$1,405.3		$1,311.7		$1,257.8		$1,119.3

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$123.8		$131.7		$98.0		$98.5		$103.9
Other Real Estate Owned (OREO)	1.5		0.7		0.9		0.9		1.6
Total Nonaccrual Assets	$125.3		$132.4		$98.9		$99.4		$105.5
Nonaccrual Assets / Loans and Leases and OREO	0.36%		0.39%		0.30%		0.29%		0.28%
Gross Charge-offs	$(0.4)		$(6.7)		$(0.8)		$(0.4)		$(1.8)
Gross Recoveries	1.3		1.2		1.2		3.0		1.1
Net Recoveries (Charge-offs)	$0.9		$(5.5)		$0.4		$2.6		$(0.7)
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.01%		(0.07)%		—%		0.03%		(0.01)%
Allowance for Credit Losses Assigned to:
Loans and Leases	$165.4		$190.7		$215.4		$210.2		$147.2
Undrawn Loan Commitments and Standby Letters of Credit	55.1		61.1		44.9		49.0		40.4
Debt Securities and Other Financial Assets	10.3		8.1		7.6		7.8		10.8
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.3	x	1.4	x	2.2	x	2.1	x	1.4	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.